Exhibit 99.2
VOTING AGREEMENT
     This VOTING AGREEMENT (this “Agreement”), dated as of January 31, 2011, is entered into by and among Blackstone FC Communications Partners L.P., a Delaware limited partnership, in its capacity as the “Sellers’ Representative” under the Exchange Agreement (as defined below), and the Persons executing this Agreement as “CMI Stockholders” as indicated on the signature pages hereto (collectively, the “CMI Stockholders”). The Sellers’ Representative and the CMI Stockholders each being hereinafter sometimes referred to as a “Party” and, collectively, as the “Parties“.
W I T N E S S E T H
     WHEREAS, simultaneously with the execution and delivery of this Agreement, Cumulus Media Inc., a Delaware corporation (“CMI”), the Sellers’ Representative and the parties indicated thereto as “Sellers” thereunder have entered into an Exchange Agreement (as in effect on the date hereof, the “Exchange Agreement”), which provides for, among other things, CMI to exchange each of the Seller’s equity interests in Cumulus Media Partners, LLC, a Delaware limited liability company, for shares of Class A Common Stock, par value $0.01 per share, of CMI (the “Class A Common Stock”) or Class D Common Stock, par value $0.01 per share, of CMI, which shall be created pursuant to the Charter Amendment (as defined herein) (the “Class D Common Stock”) as set forth in the Exchange Agreement;
     WHEREAS, each CMI Stockholder or Affiliate of such CMI Stockholder is the record and Beneficial Owner of, and has the sole right to vote and dispose of, that number of shares set forth next to such CMI Stockholder’s name on Schedule A hereto; and
     WHEREAS, as an inducement to the Sellers entering into the Exchange Agreement and incurring the obligations therein, the Sellers have required that each CMI Stockholder, and each CMI Stockholder has agreed to, enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
          Section 1.1 Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Exchange Agreement.
          Section 1.2 Other Definitions. For the purposes of this Agreement:
     “2009 Voting Agreement” means the Voting Agreement, dated as of January 6, 2009, among CMI and the CMI Stockholders.
     “2011 Registration Rights Agreement” means the Registration Rights Agreement as defined in the Exchange Agreement, substantially in the form attached to this Agreement as Exhibit A.

     “Agreement” has the meaning set forth in the Preamble.
     “Applicable Period” means the period commencing on the date of this Agreement and ending on the earlier of (i) the day immediately following the date the directors elected at the third annual meeting of CMI’s stockholders held following the date of this Agreement commence their terms and (ii) the date on which the Blackstone Sellers (together with their Permitted Transferees), as a group, cease to have Beneficial Ownership of at least a simple majority of the shares of CMI Common Stock issued to the Blackstone Sellers at the Closing pursuant to the Exchange (including any shares of CMI Common Stock issued upon conversion or exchange of any such shares); provided, that any shares of CMI Common Stock Beneficially Owned by the Blackstone Sellers and cancelled by CMI pursuant to, and in accordance with, Article 9 of the Exchange Agreement, shall not be deemed to be shares issued to the Blackstone Sellers at the Closing pursuant to the Exchange.
     “Beneficial Owner” or “Beneficial Ownership”, and similar or correlative terms, with respect to any securities, means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), but shall exclude any such beneficial ownership that may be deemed to be beneficially owned due to the existence of this Agreement or any agreement listed on Schedule A.
     “Blackstone Director” means such individual as may be specified in writing by the Sellers’ Representative to CMI at any time; provided, that as of the date hereof, David M. Tolley shall be the “Blackstone Director” until such time as he is unable or unwilling to serve as a director of CMI, or until the Seller’s Representative provides written notice to CMI of its desire to designate a substitute director designee.
     “Charter Amendment” means the “Charter Amendment” as defined in the Exchange Agreement, substantially in the form attached thereto on the date hereof.
     “Class A Common Stock” has the meaning set forth in the Recitals.
     “Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of CMI.
     “Class C Common Stock” means the Class C Common Stock, par value $0.01 per share, of CMI.
     “Class D Common Stock” has the meaning set forth in the Recitals.
     “Closing” means the “Closing” as defined in the Exchange Agreement
     “CMI” has the meaning set forth in the Recitals.
     “CMI Common Stock” means, collectively, the Class A Common Stock the Class B Common Stock, the Class C Common Stock, and the Class D Common Stock.”
     “CMI Stockholders” has the meaning set forth in the Preamble.
     “Exchange Agreement” has the meaning set forth in the Recitals.

     “Existing Registration Rights Agreement” means the Registration Rights Agreement, entered into in March 2002, between CMI and DBBC, L.L.C., a Georgia limited liability company.
     “Expiration Time” has the meaning set forth in Section 4.1.
     “Owned Shares” has the meaning set forth in Section 2.1.
     “Party” or “Parties” has the meaning set forth in the Preamble.
     “Permitted Transferee” means (a) with respect to the Blackstone Sellers, the transferee of shares of CMI Common Stock issued to the Blackstone Sellers pursuant to the Exchange Agreement (including any shares of CMI Common Stock issued upon conversion or exchange of any such shares), which transferee is an Affiliate of the applicable Blackstone Seller transferor and (b) with respect to the CMI Stockholders, the transferee of shares of CMI Common Stock held by any CMI Stockholder (including any shares of CMI Common Stock issued upon conversion or exchange of any such shares), which transferee is an Affiliate of the applicable CMI Stockholder transferor.
     “Sellers’ Representative” has the meaning set forth in the Preamble.
     “Shares” means shares of CMI capital stock set forth on Schedule A Beneficially Owned by the CMI Stockholders or their Permitted Transferees, and will also include for purposes of this Agreement, in the event of a stock dividend or distribution, or any change in CMI capital stock by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, all shares or other voting securities into which Shares may be reclassified, sub-divided, consolidated, converted, exchanged or received in such transaction and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Shares and entitled to vote in respect of the matters contemplated by Article 2.
     “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance, hypothecation or other disposition of such security or the Beneficial Ownership thereof (including by operation of law), or the entry into any Contract to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security, the granting of any proxy or power of attorney with respect to such security, depositing such security into a voting trust or entering into a voting agreement with respect to such security.
ARTICLE II
AGREEMENT TO VOTE
          Section 2.1 Agreement to Vote; Written Consent.
               (a) Subject to the terms and conditions hereof, each CMI Stockholder irrevocably and unconditionally agrees that, from and after the date hereof and until the Expiration Time, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the CMI stockholders, however called, or in any other circumstances upon which a vote or other consent or approval (including a written consent) of CMI stockholders is sought for approval of the matters described in clause (ii) of this sentence, such CMI Stockholder will (i) appear at each such meeting, in person or by proxy, or otherwise cause all of such CMI Stockholder’s Shares Beneficially Owned by such CMI Stockholder as of the relevant time and eligible to vote at each such meeting or to give such consent (as of each and every meeting of the CMI stockholders (whether annual or special, and at each adjourned or postponed meeting) and in any other circumstance in which a vote or other consent or approval (including a written consent) of CMI stockholders is sought, “Owned Shares”) to be counted as present thereat for purposes of calculating a quorum, and respond to any other request by CMI for written consent, if any, and, (ii) vote or duly execute and deliver a consent or approval (or cause to be voted, or a consent or approval to be duly executed and delivered) with respect to its Owned Shares (x) in favor of the Charter Amendment (in the form attached to Exchange Agreement), and the approval required by Nasdaq Listing Rule 5635 for issuance of the shares of CMI Common Stock to be issued pursuant to the Exchange and (y) against any action, proposal, transaction or agreement that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Exchange or the other transactions contemplated by the Exchange Agreement (including any adjournment or postponement of any meeting of the CMI stockholders).
               (b) Each of the CMI Stockholders that is a holder of “Registrable Securities” under and as such term is defined in the Existing Registration Rights Agreement hereby agrees to the termination of the Existing Registration Rights Agreement effective as of the Closing and shall, at the Closing, execute and deliver to each of the other parties thereto, the 2011 Registration Rights Agreement, which pursuant to its terms shall terminate the Existing Registration Rights Agreement.
               (c) The obligations under this Agreement of each CMI Stockholder are subject to the obligations of such CMI Stockholder set forth in the 2009 Voting Agreement with respect to such CMI Stockholder’s “Enhanced Vote Shares” (as such term is used and defined in the 2009 Voting Agreement).
               (d) Each CMI Stockholder irrevocably and unconditionally agrees that it shall, during the Applicable Period, (i) appear in person or by proxy, or otherwise cause all of such CMI Stockholder’s Owned Shares to be counted as present, for purposes of calculating a quorum at each annual or special meeting of the stockholders of CMI at which election of the Blackstone Director to CMI’s board of directors is to be voted upon, (ii) at each such meeting, vote (or cause to be voted), in person or by proxy, all of the Owned Shares now owned or hereafter acquired by such CMI Stockholder in favor of the election of the Blackstone Director to CMI’s board of directors, (iii) in any action by written consent of the holders of CMI Voting Stock for the purpose of electing the Blackstone Director to CMI’s board of directors, duly execute and deliver a consent or approval (or cause a consent or approval to be duly executed and delivered) with respect to all of its Owned Shares now owned or hereafter acquired by such CMI Stockholder to such election of the Blackstone Director and (iv) not vote or execute a written consent or approval (or cause to be voted, or a consent or approval to be executed and delivered) with respect to the removal of the Blackstone Director, unless such CMI Stockholder is directed to do so by the Seller’s Representative, in which case such CMI Stockholder agrees to vote or duly execute a written consent or approval with respect to all of its Owned Shares now owned or hereafter acquired by such CMI Stockholder for such removal of such person and for the election of a replacement Blackstone Director as specified by the Sellers’ Representative.

          Section 2.2 Grant of Irrevocable Proxy.
               (a) Each CMI Stockholder hereby irrevocably appoints Seller’s Representative as such CMI Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute any consent or approval with respect to such CMI Stockholder’s Owned Shares now owned or hereafter acquired by such CMI Stockholder, in respect of the matters described in Section 2.1(a), until the Expiration Time and, in respect of the matters described in Section 2.1(d), during the Applicable Period. This irrevocable proxy is given to secure the performance of the duties of the CMI Stockholders under this Agreement. None of the CMI Stockholders shall directly or indirectly grant any person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of its Owned Shares now owned or hereafter acquired by such CMI Stockholder that is inconsistent with this Agreement.
               (b) The proxy and power of attorney granted hereunder by each of the CMI Stockholders shall be irrevocable, in respect of the matters described in Section 2.1(a), until the Expiration Time and, in respect of the matters described in Section 2.1(d), during the Applicable Period, shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such CMI Stockholder that is inconsistent with this Agreement, and each CMI Stockholder acknowledges that this proxy constitutes an inducement for the Sellers to enter into the Exchange Agreement. The power of attorney granted by each of the CMI Stockholders is a durable power of attorney and shall survive the bankruptcy, death or incapacity any such CMI Stockholder. The proxy and power of attorney granted hereunder shall terminate automatically, in respect of the matters described in Section 2.1(a), at the Expiration Time and, in respect of the matters described in Section 2.1(d), at the expiration of the Applicable Period.
          Section 2.3 Additional Shares. Each CMI Stockholder hereby agrees that any new Shares with respect to which Beneficial Ownership is acquired by such CMI Stockholder (including, without limitation, pursuant to the grant of any shares of CMI capital stock, the exercise of any stock options or the conversion of any shares of CMI capital stock), if any, after the date hereof and during the Applicable Period shall automatically become subject to the terms of this Agreement as Owned Shares (and shall be deemed to be “Owned Shares” for all purposes hereunder) as though Beneficially Owned by such CMI Stockholder as of the date hereof.
          Section 2.4 Restrictions on Transfer, Etc. Except as provided for or permitted herein, each CMI Stockholder agrees, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer or offer to Transfer any Owned Shares; (ii) tender any Owned Shares into any tender or exchange offer or otherwise; (iii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to such CMI Stockholder’s Owned Shares or (iv) otherwise restrict the ability of such CMI Stockholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void. Notwithstanding the foregoing, each CMI Stockholder may make transfers of Owned Shares for estate planning or similar purposes so long as such CMI Stockholder or another CMI Stockholder retains control over the voting and disposition of such Owned Shares and agrees in writing to continue to vote such Owned Shares in accordance with this Agreement. For the avoidance of doubt, following the Expiration Time, no CMI Stockholder shall be restricted under this Agreement in its ability to make transfers of Owned Shares.
          Section 2.5 Non-Interference; Further Assurances. Each CMI Stockholder agrees that, prior to the Expiration Time, such CMI Stockholder shall not take any action that would make any representation or warranty of such CMI Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such CMI Stockholder of its obligations under this Agreement. Each CMI Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by CMI to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          Section 3.1 Representations and Warranties of CMI Stockholders. Each CMI Stockholder, severally and not jointly, represents and warrants as to itself only and not as to any other CMI Stockholder to the Sellers’ Representative as of the date of this Agreement and at all times during the term of this Agreement, as follows:
               (a) Such CMI Stockholder has the requisite capacity and all necessary power and authority to execute and deliver this Agreement and to fulfill and perform such CMI Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such CMI Stockholder and constitutes a legal, valid and binding agreement of such CMI Stockholder enforceable against such CMI Stockholder in accordance with its terms.
               (b) Such CMI Stockholder or an Affiliate of such CMI Stockholder is the record and Beneficial Owner, and has sole and unrestricted power to vote or duly execute and deliver a consent or approval with respect to, all of such CMI Stockholder’s Owned Shares set forth next to such CMI Stockholder’s name on Schedule A hereto without the consent or approval of, or any other action on the part of, any other Person, and has not granted any proxy, power of attorney or other authorization inconsistent with this Agreement that is still effective or, except as set forth on Schedule A hereto, entered into any voting agreement, voting trust agreement or other contract, agreement, arrangement commitment or understanding with respect to the voting or Transfer of such CMI Stockholder’s Owned Shares (other than pledges of Owned Shares in support of bona fide debt obligations of the applicable CMI Stockholder or its Affiliate). The Owned Shares set forth next to such CMI Stockholder’s name on Schedule A hereto constitute all of the capital stock of CMI that is Beneficially Owned by such CMI Stockholder as of the date hereof.
               (c) Other than the filing of any reports that may be required under Section 13(d) of the Exchange Act, none of the execution and delivery of this Agreement by such CMI Stockholder, the consummation by such CMI Stockholder of the transactions contemplated hereby or compliance by such CMI Stockholder with any of the provisions hereof (i) requires consent or authorization of, filing with or notification to, any Governmental Authority, by such CMI Stockholder, (ii) results in a violation or breach of, conflict with, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Organizational Document or Contract to which such CMI Stockholder is a party or by which such CMI Stockholder or any of such CMI Stockholder’s properties or assets (including such CMI Stockholder’s Owned Shares) may be bound, (iii) violates any Order or Law applicable to such CMI Stockholder or any of such CMI Stockholder’s properties or assets (including such CMI Stockholder’s Owned Shares), or (iv) results in a Lien upon any of such CMI Stockholder’s properties or assets (including such CMI Stockholder’s Owned Shares).
ARTICLE IV
TERMINATION
          Section 4.1 Termination. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Time”) (i) the Closing, (ii) the termination of the Exchange Agreement in accordance with its terms, (iii) 11:59 p.m. New York, New York time on December 31, 2011, and (iv) the written agreement of all Parties hereto to terminate this Agreement. The rights and obligations of all of the Parties will terminate and become void without further action by any Party except for the provisions of this Article 4, which will survive such termination. Notwithstanding the foregoing provisions of this Section 4.1, if the Closing occurs, the obligations of the Parties in Section 2.1(d), Section 2.2 and Section 2.3 and the provisions in Article I, shall survive the Expiration Time (and the termination of this Agreement as a result thereof) and remain in full force and effect. The termination of this Agreement shall not relieve any Party of liability for any willful breach of this Agreement prior to the time of termination.
          Section 4.2 Notices. Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile, (i) if to a CMI Stockholder, to the address set forth for such CMI Stockholder on Schedule A hereto, and (ii) if to the Sellers’ Representative, in accordance with Section 11.4 of the Exchange Agreement, or to such other Person’s, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (A) if delivered by hand or overnight courier service, when such delivery is made at the address specified in this Section 4.2, or (B) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 4.2 and appropriate confirmation is received via telephone or electronic mail.
          Section 4.3 Parties in Interest. Except as set forth in the next sentence and other than with respect to the Parties to this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit, obligation, liability or remedy of any nature whatsoever under or by reason of this Agreement. The provisions of Section 2.1(b) and Section 4.9, shall inure to the benefit of CMI who is expressly intended to be a beneficiary thereof. CMI may enforce such provisions contained therein, and none of such provisions may be amended, modified or waived without the express written consent of CMI.
          Section 4.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another state otherwise to govern this Agreement.

          Section 4.5 Severability. Any provision of this Agreement which is rendered invalid, void or otherwise unenforceable by a court of competent jurisdiction shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement. Upon such determination that any provision of this Agreement is invalid, void or otherwise unenforceable, the affected Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
          Section 4.6 Assignment. Except as otherwise provided in, and pursuant to, Section 2.4, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto, in whole or part (whether by operation of law or otherwise), without the prior written consent of the other Parties hereto and any attempt to do so shall be null and void.
          Section 4.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
          Section 4.8 Interpretation. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles and Sections refer to Articles and Sections of this Agreement unless the context requires otherwise. Whenever the words “include,” “includes” and “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”. The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (i) in the case of agreements, documents or instruments, by waiver or consent and (ii) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person will refer to its predecessors and successors and permitted assigns.
          Section 4.9 Amendments. This Agreement may not be amended except by the express written agreement signed by all of the Parties to this Agreement.
          Section 4.10 Waiver. No provision of this Agreement may be waived except by a written instrument signed by a CMI Stockholder or the Sellers’ Representative (on behalf of itself and the Sellers), as the case may be, as the Party or Parties against whom the waiver is to be effective. No course of dealing between the Parties shall be deemed to modify, amend or discharge any provision or term of this Agreement. No delay by any Party to this Agreement in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any Party of any such right or remedy shall preclude any other or further exercise thereof. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.
          Section 4.11 Entire Agreement. This Agreement (together with the Exchange Agreement and the other Transaction Documents) constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties to this Agreement with respect to the subject matter of this Agreement, other than the agreements listed on Schedule A, each of which remains in full force and effect.
          Section 4.12 Rules of Construction. The Parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the Party drafting such agreement or other document.
          Section 4.13 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
          Section 4.14 Counterparts; Execution. This Agreement may be executed in any number of counterparts (including via facsimile or electronic mail in PDF format), all of which are one and the same agreement. This Agreement may be executed by facsimile signature by any Party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.
          Section 4.15 Specific Performance. The Parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be the principal remedy for breaches of this Agreement. It is accordingly agreed that prior to the termination of this Agreement in accordance with Section 4.1, the Parties to this Agreement will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court referred to in Section 4.16 herein, without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each Party further acknowledges and agrees that the agreements contained in this Section 4.15 are an integral part of the Agreement and that, without these agreements, the other Parties would not enter into this Agreement. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.15, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          Section 4.16 Submission to Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and any appellate court from any such court, in any action or proceeding arising out of or relating to this Agreement or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal court of the United States of America sitting in the State of Delaware), (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware). Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
          Section 4.17 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.17.
          Section 4.18 Action in Stockholder Capacity Only. The Parties acknowledge that this Agreement is entered into by each CMI Stockholder solely in such CMI Stockholder’s capacity as the Beneficial Owner of such CMI Stockholder’s Owned Shares and nothing in this Agreement restricts or limits any action taken by such CMI Stockholder in his capacity as a director or officer of CMI (including, without limitation, under the Exchange Agreement), or any of its Affiliates (but not on his own behalf as a stockholder).

          Section 4.19 Disclosure. Each CMI Stockholder authorizes CMI to publish and disclose in any announcement or disclosure required by the SEC or other Governmental Authority such CMI Stockholder’s identity and ownership of Owned Shares and the nature of such CMI Stockholder’s obligations under this Agreement.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed effective as of the date first above written.

/s/ Lewis W. Dickey, Jr.
Lewis W. Dickey, Jr.

/s/ John W. Dickey
John W. Dickey

/s/ David W. Dickey
David W. Dickey

/s/ Michael W. Dickey
Michael W. Dickey

/s/ Lewis W. Dickey, Sr.
Lewis W. Dickey, Sr.

DBBC, L.L.C.
By:	/s/ Lewis W. Dickey, Sr.
Name:
Title:

SELLERS’ REPRESENTATIVE BLACKSTONE FC COMMUNICATIONS PARTNERS L.P.
By:	BCMA FCC L.L.C., its general partner

By:	/s/ Stephen A. Schwarzman
	Name:	Stephen A. Schwarzman
	Title:	Founding Member

Schedule A
CMI Stockholders’ Owned Shares as of January 24, 2011

	Shares of Class A	Shares of Class B	Shares of Class C
Name	Common Stock	Common Stock	Common Stock
Lewis W. Dickey, Jr. (1)	2,958,241	—	644,871
c/o Cumulus Media Inc. 3280 Peachtree Road, N.W., Suite 2300 Atlanta, GA 30305

Lewis W. Dickey, Sr. (2)	7,106,008	—	—
11304 Old Harbor Road North Palm Beach, FL 33408

John W. Dickey (3)	1,941,819	—	—
c/o Cumulus Media Inc. 3280 Peachtree Road, N.W., Suite 2300 Atlanta, GA 30305

David W. Dickey	1,254,352	—	—
c/o Dickey Broadcasting Company 14 Piedmont Center, Suite 1200 Atlanta, Georgia 30305

Michael W. Dickey	1,347,683	—	—
c/o Dickey Publishing, Inc. 14 Piedmont Center, Suite 1200 Atlanta, Georgia 30305

DBBC, LLC (4)	10,000	—	—
14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305

(1)	Does not include options to purchase 203,686 shares of Class A Common Stock, 101,843 of which are exercisable within 60 days of January 24, 2011. Does not include shares listed above as Beneficially Owned by Lewis W. Dickey, Sr. or DBBC, LLC.

(2)	These shares are held of record by the Lewis W. Dickey, Sr. Revocable Trust. Does not include shares listed above as Beneficially Owned by Lewis W. Dickey, Jr.

(3)	Does not include options to purchase 185,539 shares of Class A Common Stock, 72,770 of which are exercisable within 60 days of January 24, 2011.

(4)	Lewis W. Dickey, Jr. is deemed the Beneficial Owner of these shares, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
Each CMI Stockholder is a party to the 2009 Voting Agreement. Lewis W. Dickey, Jr. and CMI are parties to the Voting Agreement, dated as of June 30, 1998, by and between NationsBanc Capital Corp., CMI and the stockholders named therein.